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                                                                     Exhibit 5.1

               OPINION OF PAUL, HASTINGS, JANOFSKY & WALKER LLP

Paul, Hastings, Janofsky & Walker LLP
Twenty-Third Floor
555 South Flower Street
Los Angeles, CA 90071-2371


                                 June 5, 2001

Peerless Systems Corporation
2381 Rosecrans Avenue
El Segundo, California 90245

Attention: Mr. Howard J. Nellor

Ladies and Gentlemen:

                         We are furnishing this opinion of counsel to Peerless
Systems Corporation, a Delaware corporation (the "Company"), for filing as
Exhibit 5.1 to Amendment No. 1 to the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the resale of up to 279,410 shares (the "Shares") of its common stock, $.001 par value per share.

                         We have examined the certificate of incorporation and
bylaws, each as amended to date, of the Company, and the originals, or copies certified or otherwise identified, of records of corporate action of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, and such other instruments and documents as we deemed necessary, as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records and other documents submitted to us and the conformity to original documents of documents submitted to us as certified or photostatic copies.

                         Based upon our examination as aforesaid, and in
reliance upon our examination of such questions of law as we deem relevant under the circumstances, we are of the opinion that the Shares, when purchased as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

                         We express no opinion with respect to the applicability
or effect of the laws of any jurisdiction other than the Delaware General Corporation Law as in effect as of the date hereof.

                         We hereby consent to the filing of this opinion of
counsel as Exhibit 5.1 to the Registration Statement.

                                                   Very truly yours,


                                       /s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP